Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Zenith National Insurance Corp. of our report dated March 26, 1999 relating to the consolidated financial statements which appears in the Annual Report to Stockholders which is incorporated into the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 26, 1989 relating to the financial statement schedules, which appears in the Annual Report on Form 10-K.

                                                 PricewaterhouseCoopers LLP


Los Angeles, California
May 24, 1999